 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

ProUroCare Medical Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota 55416
(Address of Principal Executive Offices) (Zip Code)

(952) 476-9093
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02      Unregistered Sales of Equity Securities

On July 2, 2012, ProUroCare Medical Inc. (the “Company”) sold 275,000 shares of its common stock to two accredited investors at $1.00 per share. The shares were sold pursuant to the terms of a private offering that was closed on May 7, 2012 (as previously reported in the Company’s Current Report on Form 8-K filed May 9, 2012). Under the terms of that offering, investors received the right to purchase additional shares, up to the number originally purchased, at $1.00 per share within 60 days of the Company’s receipt of FDA approval of its ProUroScanTM prostate imaging device.

The sale of the securities described above was made in compliance with the requirements of Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and the exemption from registration provided under Section 4(2) of the Securities Act. In qualifying for such exemption, the Company relied upon representations from the investor regarding their status as an “accredited investor” under Regulation D and the limited manner of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ProUroCare Medical Inc.

Date: July 5, 2012	By:	/s/ Richard C. Carlson
Richard C. Carlson Chief Executive Officer